BlackRock Mid Cap Value Opportunities Fund

FILE #811-07177

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/8/2007	FORTRESS INVESTMENT GROUP L.L.C.	600,000,000 shares	36,500 shares

Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Bear, Stearns & Co. Inc.; Lazard Capital Markets LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Wells Fargo Securities, LLC; Friedman, Billings, Ramsey & Co., Inc.; Jefferies & Company, Inc.; JMP Securities LLC; Keybanc Capital Markets, a Division of McDonald Investments Inc.; Sandler O'Neill & Partners, L.P.

3/7/2007	CLEARWIRE CORP.	25,000,000 shares	21,900 shares

Merrill Lynch, Pierce, Fenner & Smith; Morgan Stanley & Co. Incorporated; J.P. Morgan Securities Inc.; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Incorporated; Citigroup Global Markets Inc.; Jefferies & Company, Inc.; Raymond James & Associates, Inc.; ThinkEquity Partners LLC; Stifel, Nicolaus & Company, Incorporated; D.A. Davidson & Co.; A.G. Edwards & Sons, Inc.; JMP Securities LLC; McAdams Wright Ragen, Inc.; Morgan Keegan & Company, Inc.; Susquehanna Financial Group, LLLP; Wedbush Morgan Securities Inc.; Wells Fargo Securities, LLC

BlackRock Mid Cap Value Opportunities Fund

FILE #811-07177

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/14/2007	BIGBAND NETWORKS INC.	10,700,000 shares	11,500 shares	Morgan Stanley & Co. Incorporated; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Jefferies & Company, Inc.; Cowen and Company, LLC; ThinkEquity Partners LLC
7/26/2007	Lululemon Athletica Inc.	18,200,000	2,400

Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Credit Suisse Securities (USA) LLC; UBS Securities LLC; William Blair & Company, L.L.C.; CIBC World Markets Corp.; Wachovia Capital Markets, LLC; Thomas Weisel Partners LLC

8/13/2007	Vmware Inc.	33,000,000	30,800

Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., HSBC Securities (USA) Inc.

11/8/2007	MSCI Inc.	14,000,000	5,000

Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, E*Trade Securities LLC, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Keefe, Bruyette & Woods, Inc., CastleOaks Securities, L.P., Samuel A. Ramirez & Co, Inc., Muriel Siebert & Co., Inc., The Williams Capital Group, L.P.